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                                                                    EXHIBIT 23.1

  We consent to the reference to our firm under the caption Experts in the Registration Statement (Form S-4) and related Prospectus Atmos Energy Corporation for the registration of 13,350,000 shares of its common stock and to the incorporation by reference therein of our report dated November 8, 1995, with respect to the consolidated financial statements of Atmos Energy Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Dallas, Texas
October 4, 1996